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                                                               EXHIBIT (a)(1)(E)

                          OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          NATIONAL HOME CENTERS, INC.

                               AT $1.40 PER SHARE

                                       BY

                             THE NEWMAN FAMILY, LLC

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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
              CENTRAL STANDARD TIME, ON MONDAY, DECEMBER 10, 2001,
                         UNLESS THE OFFER IS EXTENDED.
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                                                                November 9, 2001

To Our Clients:

     Enclosed for your consideration are the Offer To Purchase, dated November 9, 2001 (the "Offer To Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by The Newman Family, LLC ("Purchaser"), an Arkansas limited liability company owned by Dwain A. Newman and his wife, to purchase all outstanding shares of common stock (the "Shares") of National Home Centers, Inc. ("NHC"), at a purchase price of $1.40 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer. Stockholders whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer To Purchase) must tender their Shares according to the guaranteed delivery procedures set forth under the caption "The Tender Offer
- Section 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer To Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The offer price is $1.40 per Share, net to the seller in cash, without interest.
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     2.   The Offer is being made for all outstanding Shares not owned by the
Purchaser or Mr. Newman.

     3. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     4. The Offer and withdrawal rights will expire at 5:00 P.M., Central Standard time, on Monday, December 10, 2001, unless the Offer is extended.

     5. The Board of Directors of NHC, upon the unanimous recommendation of a special committee of independent directors, has unanimously (with Mr. Newman and another director not voting) determined that the Offer is fair to and in the best interests of NHC and the minority stockholders and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

     6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates for Shares or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) with respect to such Shares pursuant to the procedures set forth in "The Tender Offer - Section
3. Procedures for Accepting the Offer and Tendering Shares" of the Offer To Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer To Purchase)), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Stockholders at the same time depending upon when Certificates for or confirmations of book-entry transfer of such Shares are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing, detaching, and returning to us the instruction form set forth on the next page of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky, or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          NATIONAL HOME CENTERS, INC.
                                       BY
                             THE NEWMAN FAMILY, LLC

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer To Purchase, dated November 9, 2001, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by The Newman Family, LLC (the "Purchaser"), an Arkansas limited liability company owned by Dwain A. Newman and his wife, to purchase all outstanding shares of common stock (the "Shares") of National Home Centers, Inc., at a purchase price of $1.40 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*                 Shares
                                  ----------------
Date:                   , 2001
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                                   SIGN HERE

Signature(s):
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Print Name(s):
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Print Address(es):
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Area Code and Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                       THIS FORM MUST BE RETURNED TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.